                                                                  Exhibit (a)(2)

                      ------------------------------------

                              SAWGRASS FUND, L.L.C.

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                      ------------------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT

                         DATED AS OF [JANUARY --,] 2000

                      ------------------------------------
                     ONE WORLD FINANCIAL CENTER, 31ST FLOOR
                               200 LIBERTY STREET
                            NEW YORK, NEW YORK 10281
                                 (212) 667-4225




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                                TABLE OF CONTENTS

                                                                                                       PAGE
    ARTICLE I         DEFINITIONS...........................................................................      1


    ARTICLE II        ORGANIZATION; ADMISSION OF MEMBERS....................................................      9


         2.1          Formation of Limited Liability Company................................................      9

         2.2          Name..................................................................................      9

         2.3          Principal and Registered Office.......................................................      9

         2.4          Duration..............................................................................      9

         2.5          Objective and Business of the Company.................................................      9

         2.6          Board of Managers.....................................................................     10

         2.7          Members...............................................................................     11

         2.8          Special Advisory Member...............................................................     11

         2.9          Organizational Member.................................................................     11

         2.10         Both Managers and Members.............................................................     11

         2.11         Limited Liability.....................................................................     11

    ARTICLE III       MANAGEMENT............................................................................     12


         3.1          Management and Control................................................................     12

         3.2          Actions by the Board of Managers......................................................     13

         3.3          Meetings of Members...................................................................     13

         3.4          Custody of Assets of the Company......................................................     14

         3.5          Other Activities of Members and Managers..............................................     14

         3.6          Duty of Care..........................................................................     14

         3.7          Indemnification.......................................................................     15



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
         3.8          Fees, Expenses and Reimbursement......................................................     17

    ARTICLE IV        TERMINATION OF STATUS OF ADVISER AND MANAGERS, TRANSFERS AND REPURCHASES..............     18


         4.1          Termination of Status of the Adviser..................................................     18

         4.2          Termination of Status of a Manager....................................................     19

         4.3          Removal of the Managers...............................................................     19

         4.4          Transfer of Interests of Members......................................................     19

         4.5          Transfer of Interests of Special Advisory Member......................................     20

         4.6          Repurchase of Interests...............................................................     20

    ARTICLE V         CAPITAL...............................................................................     22


         5.1          Contributions to Capital..............................................................     22

         5.2          Rights of Members to Capital..........................................................     23

         5.3          Capital Accounts......................................................................     23

         5.4          Allocation of Net Profit and Loss.....................................................     24

         5.5          Allocation of Insurance Premiums and Proceeds.........................................     24

         5.6          Allocation of Certain Withholding Taxes and Other Expenditures........................     24

         5.7          Reserves..............................................................................     25

         5.8          Incentive Allocation..................................................................     26

         5.9          Allocation of Organizational Expenses.................................................     26

         5.10         Tax Allocations.......................................................................     26

         5.11         Distributions.........................................................................     28

         5.12         Foreign Withholding...................................................................     29

    ARTICLE VI        DISSOLUTION AND LIQUIDATION...........................................................     29


         6.1          Dissolution...........................................................................     29


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
         6.2          Liquidation of Assets.................................................................     30

    ARTICLE VII       ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS..........................................     31


         7.1          Accounting and Reports................................................................     31

         7.2          Determinations by the Board of Managers...............................................     31

         7.3          Valuation of Assets...................................................................     32

    ARTICLE VIII      MISCELLANEOUS PROVISIONS..............................................................     32


         8.1          Amendment of Limited Liability Company Agreement......................................     32

         8.2          Special Power of Attorney.............................................................     33

         8.3          Notices...............................................................................     34

         8.4          Agreement Binding Upon Successors and Assigns.........................................     35

         8.5          Applicability of 1940 Act and Form N-2................................................     35

         8.6          Choice of Law; Arbitration............................................................     35

         8.7          Not for Benefit of Creditors..........................................................     36

         8.8          Consents..............................................................................     36

         8.9          Merger and Consolidation..............................................................     37

         8.10         Pronouns..............................................................................     37

         8.11         Confidentiality.......................................................................     37

         8.12         Certification of Non-Foreign Status...................................................     38

         8.13         Severability..........................................................................     38

         8.14         Filing of Returns.....................................................................     38

         8.15         Tax Matters Partner...................................................................     38

         8.16         Section 754 Election..................................................................     39



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                              SAWGRASS FUND, L.L.C.
                       LIMITED LIABILITY COMPANY AGREEMENT

         THIS LIMITED LIABILITY COMPANY AGREEMENT of Sawgrass Fund, L.L.C. (the "Company") is dated as of [January --,] 2000 by and among Sol Gittleman, Luis Rubio, Janet L. Schniderman, Alan Rappaport and Howard M. Singer as the Managers, CIBC Oppenheimer Advisers, L.L.C., as the Special Advisory Member, Howard M. Singer as the Organizational Member, and those persons hereinafter admitted as Members.

                              W I T N E S S E T H :

         WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on December 2, 1999;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                             ----------------------

                                    ARTICLE I

                                   DEFINITIONS

                             ----------------------

         For purposes of this Agreement:

         ADMINISTRATOR                    The person who provides
                                          administrative services to the
                                          Company pursuant to an administrative
                                          services agreement.

         ADVISER CIBC Oppenheimer Advisers, L.L.C., a limited liability company organized under Delaware law, or any person who may hereinafter serve as the investment adviser to the Company pursuant to an Investment Advisory Agreement.

         ADVISER ACT                      The Investment Advisers Act of 1940
                                          and the rules, regulations and orders
                                          thereunder, as amended from time to
                                          time, or any successor law.

         AFFILIATE                        An affiliated person of a person as
                                          such term is defined in the 1940 Act.



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         AGREEMENT                        This Limited Liability Company
                                          Agreement, as amended from time to
                                          time.

         ALLOCATION CHANGE                With respect to each Member for each
                                          Allocation Period, the difference
                                          between:

                                             (1)   the sum of (a) the balance
                                                   of such Member's Capital
                                                   Account as of the close of
                                                   the Allocation Period (after
                                                   giving effect to all
                                                   allocations to be made to
                                                   such Member's Capital
                                                   Account as of such date
                                                   other than any Incentive
                                                   Allocation to be debited
                                                   against such Member's
                                                   Capital Account), plus (b)
                                                   any debits to such Member's
                                                   Capital Account during the
                                                   Allocation Period to reflect
                                                   any actual or deemed
                                                   distributions or repurchases
                                                   with respect to such
                                                   Member's Interest, plus (c)
                                                   any debits to such Member's
                                                   Capital Account during the
                                                   Allocation Period to reflect
                                                   any Insurance premiums
                                                   allocable to such Member,
                                                   plus (d) any debits to such
                                                   Member's Capital Account
                                                   during the Allocation Period
                                                   to reflect any items
                                                   allocable to such Member's
                                                   Capital Account pursuant to
                                                   Section 5.6 hereof; and

                                             (2)   the sum of (a) the balance
                                                   of such Member's Capital
                                                   Account as of the
                                                   commencement of the
                                                   Allocation Period, plus (b)
                                                   any credits to such Member's
                                                   Capital Account during the
                                                   Allocation Period to reflect
                                                   any contributions by such
                                                   Member to the capital of the
                                                   Company, plus (c) any
                                                   credits to such Member's
                                                   Capital Account during the
                                                   Allocation Period to reflect
                                                   any Insurance proceeds
                                                   allocable to such Member.

                                          If the amount specified in clause (1)
                                          exceeds the amount specified in
                                          clause (2), such difference shall be
                                          a POSITIVE ALLOCATION Change, and if
                                          the amount specified in clause (2)
                                          exceeds the amount specified in
                                          clause (1), such difference shall be
                                          a NEGATIVE ALLOCATION CHANGE.

         ALLOCATION PERIOD                With respect to each Member, the
                                          period commencing as of the date of
                                          admission of such Member to the
                                          Company, and thereafter each period
                                          commencing as of the day following
                                          the last day of the preceding
                                          Allocation Period



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                                          with respect to such Member, and
                                          ending at the close of business on
                                          the first to occur of the following:

                                             (1)   the last day of a Fiscal
                                                   Year;

                                             (2)   the day as of which the
                                                   Company repurchases the
                                                   entire Interest of such
                                                   Member;

                                             (3)   the day as of which the
                                                   Company admits as a
                                                   substituted Member a person
                                                   to whom the Interest of such
                                                   Member has been Transferred
                                                   (unless there is no change
                                                   of beneficial ownership);
                                                   and

                                             (4)   the day as of which the
                                                   Adviser's status as the
                                                   Special Advisory Member is
                                                   terminated pursuant to
                                                   Section 4.1 hereof.

         BOARD OF MANAGERS                The Board of Managers established
                                          pursuant to Section 2.6.

         CAPITAL ACCOUNT                  With respect to each Member, the
                                          capital account established and
                                          maintained on behalf of each Member
                                          pursuant to Section 5.3 hereof.

         CAPITAL PERCENTAGE               A percentage established for each
                                          Member on the Company's books as of
                                          each Expense Allocation Date.  The
                                          Capital Percentage of a Member on an
                                          Expense Allocation Date shall be
                                          determined by dividing the amount of
                                          capital contributed to the Company by
                                          the Member pursuant to Section 5.1
                                          hereof by the sum of the capital
                                          contributed to the Company by each
                                          Member pursuant to Section 5.1 hereof
                                          on or prior to such Expense
                                          Allocation Date.  The sum of the
                                          Capital Percentages of all Members on
                                          each Expense Allocation Date shall
                                          equal 100%.

         CERTIFICATE                      The Certificate of Formation of the
                                          Company and any amendments thereto as
                                          filed with the office of the
                                          Secretary of State of Delaware.

         CIBC WM                          CIBC World Markets Corp., or any
                                          successor thereto.

         CIBC WM SERVICES                 Such administrative services as CIBC
                                          WM shall provide to the Company
                                          pursuant to a separate written
                                          agreement with the Company as
                                          contemplated by Section 3.8(a)


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                                          hereof.

         CLOSING DATE                     The first date on or as of which a
                                          Member other than the Organizational
                                          Member is admitted to the Company.

         CODE The United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

         COMPANY The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

         DELAWARE ACT                     The Delaware Limited Liability
                                          Company Act as in effect on the date
                                          ACT hereof and as amended from time
                                          to time, or any successor law.

         EXPENSE ALLOCATION DATE          The Closing Date, and thereafter each
                                          day on or before December 1, 2000, as
                                          of which a contribution to the
                                          capital of the Company is made
                                          pursuant to Section 5.1 hereof.

         FISCAL PERIOD                    The period commencing on the Closing
                                          Date, and thereafter each period
                                          commencing on the day immediately
                                          following the last day of the
                                          preceding Fiscal Period, and ending
                                          at the close of business on the first
                                          to occur of the following dates:

                                             (1)   the last day of a Fiscal
                                                   Year;

                                             (2)   the day preceding any day as
                                                   of which a contribution to
                                                   the capital of the Company
                                                   is made pursuant to Section
                                                   5.1; or

                                             (3)   any day (other than one
                                                   specified in clause (2)
                                                   above) as of which this
                                                   Agreement provides for any
                                                   amount to be credited to or
                                                   debited against the Capital
                                                   Account of any Member, other
                                                   than an amount to be
                                                   credited to or debited
                                                   against the Capital Accounts
                                                   of all Members in accordance
                                                   with their respective
                                                   Investment Percentages.

         FISCAL YEAR                      The period commencing on the Closing
                                          Date and ending on December 31, 2000,
                                          and thereafter each period commencing
                                          on January 1 of each year and ending
                                          on



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                                          December 31 of each year (or on
                                          the date of a final distribution
                                          pursuant to Section 6.2 hereof),
                                          unless the Board of Managers shall
                                          elect another fiscal year for the
                                          Company that is a permissible taxable
                                          year under the Code.

         FORM N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

         INCENTIVE ALLOCATION             With respect to each Member, 20% of
                                          the amount, determined as of the
                                          close of each Allocation Period with
                                          respect to such Member, by which such
                                          Member's Positive Allocation Change
                                          for such Allocation Period, if any,
                                          exceeds any positive balance in such
                                          Member's Loss Recovery Account as of
                                          the most recent prior date as of
                                          which any adjustment has been made
                                          thereto.

         INDEPENDENT MANAGERS             Those Managers who are not
                                          "interested persons" of the Company
                                          as such term is defined in the 1940
                                          Act.

         INSURANCE                        One or more "key man" insurance
                                          policies on the life of any principal
                                          of a member of the Adviser, the
                                          benefits of which are payable to the
                                          Company.

         INTEREST The entire ownership interest in the Company at any particular time of a Member or the Special Advisory Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

         INVESTMENT ADVISORY              A separate written agreement entered
         AGREEMENT                        into by the Company pursuant to which
                                          the Adviser provides investment
                                          advisory services to the Company.

         INVESTMENT PERCENTAGE            A percentage established for each
                                          Member on the Company's books as of
                                          the first day of each Fiscal Period.
                                          The Investment Percentage of a Member
                                          for a Fiscal Period shall be
                                          determined by dividing the balance of
                                          the Member's Capital Account as of
                                          the commencement of such Fiscal
                                          Period by the sum of the Capital
                                          Accounts of all of the Members as of
                                          the commencement of such Fiscal
                                          Period. The sum of the Investment
                                          Percentages of all



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                                          Members for each Fiscal Period shall
                                          equal 100%.

         LOSS RECOVERY ACCOUNT            A memorandum account to be recorded
                                          in the books and records of the
                                          Company with respect to each Member,
                                          which shall have an initial balance
                                          of zero and which shall be adjusted
                                          as follows:

                                             (1)   As of the first day after
                                                   the close of each Allocation
                                                   Period for such Member, the
                                                   balance of the Loss Recovery
                                                   Account shall be increased
                                                   by the amount, if any, of
                                                   such Member's Negative
                                                   Allocation Change for such
                                                   Allocation Period and shall
                                                   be reduced (but not below
                                                   zero) by the amount, if any,
                                                   of such Member's Positive
                                                   Allocation Change for such
                                                   Allocation Period.

                                             (2)   The balance of the Loss
                                                   Recovery Account shall be
                                                   reduced (but not below zero)
                                                   as of the first date as of
                                                   which the Capital Account
                                                   balance of any Member is
                                                   reduced as a result of
                                                   repurchase or transfer with
                                                   respect to such Member's
                                                   Interest by an amount
                                                   determined by multiplying
                                                   (a) such positive balance by
                                                   (b) a fraction, (i) the
                                                   numerator of which is equal
                                                   to the amount of the
                                                   repurchase or transfer, and
                                                   (ii) the denominator of
                                                   which is equal to the
                                                   balance of such Member's
                                                   Capital Account immediately
                                                   before giving effect to such
                                                   repurchase or transfer.

                                          No transferee of any Interest shall
                                          succeed to any Loss Recovery Account
                                          balance or portion thereof
                                          attributable to the transferor unless
                                          the Transfer by which such transferee
                                          received such Interest did not
                                          involve a change of beneficial
                                          ownership.

         MANAGER An individual designated as a manager of the Company pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of Managers of the Company.

         MEMBER Any person who shall have been admitted to the Company as a member (including any Manager in such person's capacity as a member of the Company but excluding any Manager in such person's capacity as a Manager of the Company) until the Company repurchases the entire Interest of such person as a member pursuant to
                                          Section 4.6 hereof or a substituted
                                          member or members are admitted



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                                          with respect to any such person's
                                          entire Interest as a member pursuant
                                          to Section 4.4 hereof; such term
                                          includes the Adviser to the extent
                                          the Adviser makes a capital
                                          contribution to the Company and shall
                                          have been admitted to the Company as
                                          a member, and shall not include the
                                          Special Advisory Member.

         NEGATIVE ALLOCATION CHANGE       The meaning given such term in the
                                          definition of Allocation Change.

         NET ASSETS                       The total value of all assets of the
                                          Company, less an amount equal to all
                                          accrued debts, liabilities and
                                          obligations of the Company,
                                          calculated before giving effect to
                                          any repurchases of Interests.

         NET PROFIT OR NET LOSS           The amount by which the Net Assets as
                                          of the close of business on the last
                                          day of a Fiscal Period exceed (in the
                                          case of Net Profit) or are less than
                                          (in the case of Net Loss) the Net
                                          Assets as of the commencement of the
                                          same Fiscal Period (or, with respect
                                          to the initial Fiscal Period of the
                                          Company, at the close of business on
                                          the Closing Date), such amount to be
                                          adjusted to exclude:

                                             (1)   the amount of any Insurance
                                                   premiums or proceeds to be
                                                   allocated among the Capital
                                                   Accounts of the Members
                                                   pursuant to Section 5.5
                                                   hereof;

                                             (2)   any items to be allocated
                                                   among the Capital Accounts
                                                   of the Members on a basis
                                                   that is not in accordance
                                                   with the respective
                                                   Investment Percentages of
                                                   all Members as of the
                                                   commencement of such Fiscal
                                                   Period pursuant to Sections
                                                   5.6 and 5.7 hereof; and

                                             (3)   Organizational Expenses
                                                   allocated among the Capital
                                                   Accounts of the Members
                                                   pursuant to Section 5.9
                                                   hereof.

         1940 ACT The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         1934 ACT The Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         ORGANIZATIONAL EXPENSES          The expenses incurred by the Company
                                          in connection with its formation, its
                                          initial registration as an investment
                                          company under the 1940 Act, and the
                                          initial offering of Interests.

         ORGANIZATIONAL MEMBER            Howard M. Singer

         POSITIVE ALLOCATION CHANGE       The meaning given such term in the
                                          definition of Allocation Change.

         SECURITIES                       Securities (including, without
                                          limitation, equities, debt
                                          obligations, options, and other
                                          "securities" as that term is defined
                                          in Section 2(a)(36) of the 1940 Act)
                                          and any contracts for forward or
                                          future delivery of any security, debt
                                          obligation or currency, or commodity,
                                          all types of derivative instruments
                                          and any contracts based on any index
                                          or group of securities, debt
                                          obligations or currencies, or
                                          commodities, and any options thereon.

         SPECIAL ADVISORY ACCOUNT         A capital account established and
                                          maintained on behalf of the Special
                                          Advisory Member pursuant to Section
                                          5.3 hereof solely for the purpose of
                                          receiving the Incentive Allocation.

         SPECIAL ADVISORY MEMBER          The Adviser in its capacity as the
                                          investment adviser to the Company.

         TRANSFER The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

                            -------------------------

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

                            -------------------------

         2.1      FORMATION OF LIMITED LIABILITY COMPANY.

                  The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

         2.2      NAME.

                  The name of the Company shall be "Sawgrass Fund, L.L.C." or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.

         2.3      PRINCIPAL AND REGISTERED OFFICE.

                  The Company shall have its principal office at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, or at such other place designated from time to time by the Board of Managers.

                  The Company shall have its registered office in Delaware at 1013 Centre Road, Wilmington, Delaware 19805-1297, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers.

         2.4      DURATION.

                  The term of the Company commenced as of the date hereof and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

         2.5      OBJECTIVE AND BUSINESS OF THE COMPANY.

                  (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business.

                  (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

         2.6      BOARD OF MANAGERS.

                  (a) Prior to the Closing Date, the Organizational Member may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as the initial Managers on the Board of Managers, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Company's subscription agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the initial Managers to the Board of Managers. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section
3.3 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Company. The number of Managers shall be fixed from time to time by the Board of Managers but, at the Closing Date, shall not be less than five.

                  (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Company, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

                  (c) In the event that no Manager remains to continue the business of the Company, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.



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

         2.7      MEMBERS.

                  For the first twelve months from the date the Company commences operations, the Board of Managers may admit new Members as of the first day of each month. Thereafter, during any period in which the Adviser is deemed to control the Company for purposes of the BHC, the Board of Managers may admit new Members as of the first day of each calendar quarter. At all other times, the Board of Managers may admit new Members as of the first day of each month. Subject to the foregoing terms, Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Managers may in its absolute discretion reject subscriptions for Interests in the Company. The Board of Managers may, in its sole discretion, suspend subscriptions for Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

         2.8      SPECIAL ADVISORY MEMBER.

                  Upon signing this Agreement, the Adviser shall be admitted to the Company as the Special Advisory Member. The Interest of the Special Advisory Member shall be non-voting. If at anytime the Investment Advisory Agreement between the Company and the person then serving as Adviser terminates, the Board of Managers shall admit as a substitute Special Advisory Member, upon its signing this Agreement, such person as may be retained by the Company to provide investment advisory services pursuant to an Investment Advisory Agreement, subject to the due approval of such Investment Advisory Agreement in accordance with the requirements of the 1940 Act.

         2.9      ORGANIZATIONAL MEMBER.

                  Upon the admission of any Member, the Organizational Member shall withdraw from the Company as the Organizational Member and shall be entitled to the return of his or her Capital Contribution, if any, without interest or deduction.

         2.10     BOTH MANAGERS AND MEMBERS.

                  A Member may at the same time be a Manager and a Member, or a Special Advisory Member and Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

         2.11     LIMITED LIABILITY.

                  Except as provided under applicable law, a Member and the Special Advisory Member shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of the capital account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Manager shall not be liable for the Company's debts, obligations and liabilities.

                           --------------------------

                                   ARTICLE III

                                   MANAGEMENT

                           --------------------------

         3.1      MANAGEMENT AND CONTROL.

                  (a) Management and control of the business of the Company shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of Managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and
(ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Company shall have no Managers, the Adviser shall continue to serve as the Adviser to the Company. During such time period, CIBC WM shall continue to provide the CIBC WM Services to the Company.

                  (b) Each Member agrees not to treat, on such Member's personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Board of Managers shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

                  (c) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

                  (d) The Board of Managers may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

         3.2      ACTIONS BY THE BOARD OF MANAGERS.

                  (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

                  (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

         3.3      MEETINGS OF MEMBERS.

                  (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and
(ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

                  (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

                  (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

         3.4      CUSTODY OF ASSETS OF THE COMPANY.

                  The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

         3.5      OTHER ACTIVITIES OF MEMBERS AND MANAGERS.

                  (a) The Managers shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

                  (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

         3.6      DUTY OF CARE.

                  (a) A Manager shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Manager's office.

                  (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

         3.7      INDEMNIFICATION.

                  (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

                  (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

                  (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

                  (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this
Section 3.7 has not met the applicable standard of conduct set forth in this
Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this
Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

                  (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

                  (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Manager or other person.

         3.8      FEES, EXPENSES AND REIMBURSEMENT.

                  (a) So long as CIBC WM provides CIBC WM Services to the Company, it shall be entitled to receive fees for such services as may be agreed to by CIBC WM and the Company pursuant to a separate written agreement.

                  (b) The Board of Managers may cause the Company to compensate each Manager for his or her services as such. In addition, the Managers shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

                  (c) The Company shall bear all expenses incurred in the business of the Company other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by CIBC WM pursuant to the agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Company include, but are not limited to, the following:

                      (1) all costs and expenses related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

                      (2) all costs and expenses associated with the organization and registration of the Company, certain offering costs and the costs of compliance with any applicable federal or state laws;

                      (3) Attorneys' fees and disbursements associated with updating the Company's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Company in connection with offerings of interests in the Company;

                      (4) the costs and expenses of holding meetings of the Board of Managers and any meetings of Members;

                      (5) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Company. In the event that consultants and professionals are retained for the benefit of the Company and one or more other accounts managed by the Adviser, such fees will be allocated among all such accounts based on relative net assets;

                      (6) the costs of a fidelity bond and any liability insurance obtained on behalf of the Company or its Managers;

                      (7) any fees payable to CIBC WM for CIBC WM Services and the fees of custodians and persons providing administrative services to the Company;

                      (8) all expenses of computing the Company's net asset value, including any equipment or services obtained for such purposes;

                      (9) all charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and

                      (10) such other types of expenses as may be approved from time to time by the Board of Managers, other than those required to be borne by the Adviser or CIBC WM.

The Adviser shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

                  (d) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

                        ---------------------------------

                                   ARTICLE IV

                 TERMINATION OF STATUS OF ADVISER AND MANAGERS,
                            TRANSFERS AND REPURCHASES

                        ---------------------------------

         4.1      TERMINATION OF STATUS OF THE ADVISER.

                  The status of the Adviser as the Special Advisory Member shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Company does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

         4.2      TERMINATION OF STATUS OF A MANAGER.

                  The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Company under the Delaware Act.

         4.3      REMOVAL OF THE MANAGERS.

                  Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

         4.4      TRANSFER OF INTERESTS OF MEMBERS.

                  (a) An Interest of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole and absolute discretion); provided, however, that the Board of Managers may not consent to any Transfer other than a Transfer (i) in which the tax basis of the interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Company and counsel to the Company confirms that such Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation.

                  (b) The Board of Managers may not consent to a Transfer of an Interest or a portion thereof of a Member unless: (i) the person to whom such Interest is Transferred (or each of such person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Managers believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; (ii) the entire Interest of the Member is Transferred to a single transferee or after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $150,000. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

                  (c) Each Member shall indemnify and hold harmless the Company, the Managers, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

         4.5      TRANSFER OF INTERESTS OF SPECIAL ADVISORY MEMBER.

                  The Adviser may not Transfer its Interest as the Special Advisory Member.

         4.6      REPURCHASE OF INTERESTS.

                  (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Company for repurchase that Interest or portion thereof. The Board of Managers from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Interests or portions thereof pursuant to written tenders. However, the Company shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Company or the Members. In determining whether to cause the Company to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider the recommendation of the Adviser, and shall also consider the following factors, among others:

                      (1) whether any Members have requested to tender Interests or portions thereof to the Company;

                      (2)      the liquidity of the Company's assets;

                      (3) the investment plans and working capital requirements of the Company;

                      (4) the relative economies of scale with respect to the size of the Company;

                      (5) the history of the Company in repurchasing Interests or portions thereof;

                      (6)      the economic condition of the securities markets;
                               and

                      (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board of Managers shall cause the Company to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Company and to all Members or one or more classes of Members (including persons holding Interests acquired from Members), as applicable.

                  (b) A Member who tenders for repurchase only a portion of such Member's Interest shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the member and credited to the Special Advisory Member Account of the Adviser on the date of expiration of the tender offer or would be so debited if such date of expiration were a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from such Member so that the required minimum balance is maintained.

                  (c) The Adviser may tender its Interest or a portion thereof as a Member or Special Advisory Member of the Company under Section 4.6(a) hereof.

                  (d) If the Adviser's status as Special Advisory Member is terminated pursuant to Section 4.1 hereof, it (or its trustee or other legal representative) may, by written notice to the Board of Managers within 60 days of the effective date of such termination, tender to the Company for repurchase all or any portion of its Special Advisory Account. Not later than thirty (30) days after the receipt of such notice, the Board of Managers shall cause such tendered portion of the Special Advisory Account to be repurchased by the Company for cash.

                  (e) The Board of Managers may cause the Company to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

                      (1) such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetency of a Member;

                      (2) ownership of such an Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

                      (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Managers or the Adviser, or may subject the Company or any of the Members to an undue risk of adverse tax or other fiscal consequences;

                      (4) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                      (5) it would be in the best interests of the Company, as determined by the Board of Managers in its absolute discretion, for the Company to repurchase such an Interest or portion thereof.

                  (f) Repurchases of Interests or portions thereof by the Company shall be payable promptly after the expiration date of such repurchase in accordance with the terms of the Company's repurchase offer. Payment of the purchase price shall consist of: (i) cash in an aggregate amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of Interests repurchased by the Company determined as of the expiration date of such repurchase (the "Cash Payment"); and, if determined to be necessary or appropriate by the Board of Managers, (ii) a promissory note entitling the holder thereof to a contingent payment equal to the excess, of any, of (x) the net asset value of the Interests repurchased by the Company as of the expiration date of such repurchases, determined based on the audited financial statements of the Company for the Fiscal Year in which such repurchases were effective, over (y) the Cash Payment. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay any portion of the purchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All such repurchases shall be subject to any and all conditions as the Board of Managers may impose in its sole discretion. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of such Member's Capital Account or portion thereof as applicable as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date.

                      ------------------------------------

                                    ARTICLE V

                                     CAPITAL

                      ------------------------------------

         5.1      CONTRIBUTIONS TO CAPITAL.

                  (a) The minimum initial contribution of each Member to the capital of the Company shall be such amount as the Board of Managers, in its discretion, may determine from time to time, but in no event shall be less than $150,000. The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Managers shall not be entitled to make voluntary contributions of capital to the Company as Managers of the Company, but may make voluntary contributions to the capital of the Company as Members. The Adviser may make voluntary contributions to the capital of the Company as a Member.

                  (b) The Members and the Adviser, as a Member, may make additional contributions to the capital of the Company of at least $25,000, effective as of such times as the Board of Managers, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.7 hereof.

                  (c) Except as otherwise permitted by the Board of Managers,
(i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Managers, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Managers not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

                  (d) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be reduced by the Board of Managers.

         5.2      RIGHTS OF MEMBERS TO CAPITAL.

                  No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of a part or all of such Member's Interest pursuant to Section 4.6 hereof, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

         5.3      CAPITAL ACCOUNTS.

                  (a) The Company shall maintain a separate Capital Account for each Member.

                  (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Member's initial contribution to the capital of the Company.

                  (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.7 or 5.9 hereof.

                  (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.6, 5.11 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.9 hereof.

                  (e) The Company shall maintain a Special Advisory Account for the Adviser in its capacity as Special Advisory Member solely for purposes of receiving the Incentive Allocation pursuant to Section 5.8 hereof. The Special Advisory Account shall have an initial balance of zero.

         5.4      ALLOCATION OF NET PROFIT AND LOSS.

                  As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

         5.5      ALLOCATION OF INSURANCE PREMIUMS AND PROCEEDS.

                  (a) Any premiums payable by the Company for Insurance purchased pursuant to Section 3.8(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Company during such Fiscal Period in accordance with such Member's Investment Percentage for such Fiscal Period.

                  (b) Proceeds, if any, to which the Company may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Company during the Fiscal Period in which the event that gives rise to recovery of proceeds occurs in accordance with such Member's Investment Percentage for such Fiscal Period.

         5.6      ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER
                  EXPENDITURES.

                  (a) If the Company incurs a withholding tax or other tax obligation with respect to the share of Company income allocable to any Member, then the Board of Managers, without limitation of any other rights of the Company or the Managers, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Company pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Managers, the amount of such excess. The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided, that in the event that the Board of Managers determines that a Member is eligible for a refund of any withholding tax, the Board of Managers may, at the request and expense of such Member, assist such Member in applying for such refund.

                  (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Managers to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

         5.7      RESERVES.

                  (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Managers, such reserves to be in the amounts that the Board of Managers, in its sole discretion, deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Managers, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

                  (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

                  (c) If any amount is required by paragraph (a) or (b) of this
Section 5.7 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

         5.8      INCENTIVE ALLOCATION.

                  (a) So long as the Adviser serves as the Special Advisory Member of the Company, the Incentive Allocation shall be debited against the Capital Account of each Member as of the last day of each Allocation Period with respect to such Member and the amount so debited shall simultaneously be credited to the Special Advisory Account or, subject to compliance with the 1940 Act and the Advisers Act, to the Capital Accounts of such Members who are directors, officers or employees of CIBC WM or its Affiliates, or with respect to which such directors, officers or employees are the sole beneficial owners, as have been designated in any written notice delivered by the Adviser to the Board of Managers within 90 days after the close of such Allocation Period.

                  (b) By the last business day of the month following the date on which an Incentive Allocation is made, the Special Advisory Member may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account. Within 30 days after the completion of the audit of the books of the Company for the year in which allocations to the Special Advisory Account are made, the Company shall pay to the Special Advisory Member any additional amount of Incentive Allocation determined to be owed to the Special Advisory Member based on the audit, and the Special Advisory Member shall pay to the Company any excess amount of Incentive Allocation determined to be owed to the Company.

         5.9      ALLOCATION OF ORGANIZATIONAL EXPENSES.

                  (a) As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

                  (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.9 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

         5.10     TAX ALLOCATIONS.

                  For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.10 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e)
promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                  If the Company realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which one or more Positive Basis Members (as hereinafter defined) withdraw from the Company pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and
(ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4; provided, however, that if, following such fiscal year, the Company realizes gains from a sale of Securities the proceeds of which are designated on the Company's books and records as being used to effect payments of all or part of the interest in the Company of any Positive Basis Member, there shall be allocated to any Positive Basis Member an amount of such gains equal to the amount, if any, by which such Member's Positive Basis as of the effective date of such Member's withdrawal exceeds the amount allocated to such Member pursuant to clause (i) of this sentence.

                  If the Company realizes capital losses (including long-term capital losses) for Federal income tax purposes ("losses") for any fiscal year during or as of the end of which one or more Negative Basis Members (as hereinafter defined) withdraw from the Company pursuant to

Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4; provided, however, that if, following such fiscal year, the Company realizes losses from a sale of Securities the proceeds of which are designated on the Company's books and records as being used to effect payments of all or part of the interest in the Company of any Negative Basis Member, there shall be allocated to any Negative Basis Member an amount of such losses equal to the amount, if any by which such Member's Negative Basis as of the effective date of such Member's withdrawal exceeds the amount allocated to such Member pursuant to clause (i) of this sentence.

                  As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its interest in the Company as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its interest in the Company as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the Code), and (ii) the term "Positive Basis Member" shall mean any Member who withdraws from the Company and who has Positive Basis as of the effective date of its withdrawal, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.10 equal to its Positive Basis as of the effective date of its withdrawal.

                  As used herein, (i) the term "Negative Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its interest in the Company as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its interest in the Company as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the Code), and (ii) the term "Negative Basis Member" shall mean any Member who withdraws from the Company and who has Negative Basis as of the effective date of its withdrawal, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of this Section. 5.10 equal to its Negative Basis as of the effective date of its withdrawal.

                  Notwithstanding anything to the contrary in the foregoing, if the Company realizes taxable gains in any fiscal year with respect to which the Special Advisory Member is entitled to an Incentive Allocation under Section 5.8 hereof, the Board of Managers (at the request of the Special Advisory Member) may specially allocate such gains to the Special Advisory Member in an amount by which the Incentive Allocation exceeds the Special Advisory Member's "adjusted tax basis" (determined without regard to any allocation to be made pursuant to this paragraph) in its interest in the Company as of the time it withdraws such Incentive Allocation. The Special Advisory Member's "adjusted tax basis", for these purposes, shall be increased by any amount of the Incentive Allocation withdrawal that it elects to contribute as a Member to the Company as of the date of the withdrawal of the Incentive Allocation.

         5.11     DISTRIBUTIONS.

                  (a) The Board of Managers, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

                  (b) The Board of Managers may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member.

         5.12     FOREIGN WITHHOLDING.

                  Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall withhold and pay over to the Internal Revenue Service, pursuant to Section 1441, 1442, 1445 or 1446 of the Code, or any successor provisions, at such times as required by such Sections, such amounts as the Company is required to withhold under such Sections, as from time to time are in effect. To the extent that a foreign Member claims to be entitled to a reduced rate of, or exemption from, U.S. withholding tax pursuant to an applicable income tax treaty, or otherwise, the foreign Member shall furnish the Board of Managers with such information and forms as such foreign Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each foreign Member represents and warrants that any such information and forms furnished by such foreign Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                      Any amount of withholding taxes withheld and paid over by the Board of Managers with respect to a foreign Member's distributive share of the Company's gross income, income or gain shall be treated as a distribution to such foreign Member and shall be charged against the Capital Account of such foreign Member.

                           --------------------------

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

                           ---------------------------

         6.1      DISSOLUTION.

                  The Company shall be dissolved:

                      (1) upon the affirmative vote to dissolve the Company by: (i) the Board of Managers or
                               (ii) Members holding at least two-thirds
                               (2/3) of the total number of votes eligible
                               to be cast by all Members;

                      (2) upon the failure of Members to elect a successor Manager at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Company;

                      (3) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if such Interest has not been repurchased by the Company;

                      (4)      as required by operation of law.

Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

         6.2      LIQUIDATION OF ASSETS.

                  (a) Upon the dissolution of the Company as provided in Section
6.1 hereof, the Board of Managers shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Company, except that if the Board of Managers does not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section
5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

                      (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a pro rata basis;

                      (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis;

                      (3) The Special Advisory Member shall next be paid any balance in the Special Advisory Account after giving effect to the Incentive Allocation, if any, to be made pursuant to
                               Section 5.8 hereof; and

                      (4) the Members shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

                  (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                          -----------------------------

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

                          -----------------------------

         7.1      ACCOUNTING AND REPORTS.

                  (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

                  (b) After the end of each taxable year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Interest as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

                  (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

         7.2      DETERMINATIONS BY THE BOARD OF MANAGERS.

                  (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to
Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

                  (b) The Board of Managers may make such adjustments to the computation of Net Profit or Net Loss, the Allocation Change with respect to any Member, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

         7.3      VALUATION OF ASSETS.

                  (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

                  (b) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section
7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                           ---------------------------

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                          -----------------------------

         8.1      AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

                  (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

                  (b) Any amendment that would:

                      (1) increase the obligation of a Member to make any contribution to the capital of the Company;

                      (2) reduce the Capital Account of a Member or Special Advisory Account other than in accordance with Article V; or

                      (3) modify the events causing the dissolution of the Company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company.

                  (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph
(a) of this Section 8.1 shall specifically include the power to:

                      (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                      (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

                      (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Company will not be treated as an association taxable as a corporation or as a publicly traded partnership as defined in
                               Section 7704(b) of the Code.

                  (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

         8.2      SPECIAL POWER OF ATTORNEY.

                  (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                      (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of
                               Section 8.1 hereof);

                      (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

                      (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

                  (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

                  (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and as such:

                      (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Managers shall have had notice thereof; and

                      (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

         8.3      NOTICES.

                  Notices which may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Managers or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

         8.4      AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

         8.5      APPLICABILITY OF 1940 ACT AND FORM N-2.

                  The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

         8.6      CHOICE OF LAW; ARBITRATION.

                  (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

                  (b) UNLESS OTHERWISE AGREED IN WRITING, EACH MEMBER AND THE SPECIAL ADVISORY MEMBER AGREE TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN MEMBERS OR ONE OR MORE MEMBERS OR THE SPECIAL ADVISORY MEMBER AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS
THAT:

                      (1)      ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

                      (2) THEY ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

                      (3) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT
                               PROCEEDINGS;

                      (4) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

                      (5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

                  (c) ALL CONTROVERSIES THAT MAY ARISE AMONG MEMBERS AND ONE OR MORE MEMBERS OR THE SPECIAL ADVISORY MEMBER AND THE COMPANY CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TO THE FULLEST EXTENT PERMITTED BY LAW. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF EITHER THE NEW YORK STOCK EXCHANGE, INC. (THE "NYSE") OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD"), AS THE MEMBER OR SPECIAL ADVISORY MEMBER OR ENTITY INSTITUTING THE ARBITRATION MAY ELECT. IF THE NYSE OR NASD DOES NOT ACCEPT THE ARBITRATION FOR CONSIDERATION, THE ARBITRATION SHALL BE SUBMITTED TO, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE CENTER FOR PUBLIC RESOURCES, INC. IN NEW YORK CITY. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. EACH MEMBER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

                  (d) NO MEMBER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE MEMBER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

         8.7      NOT FOR BENEFIT OF CREDITORS.

                  The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, the Special Advisory Member and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

         8.8      CONSENTS.

                  Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

         8.9      MERGER AND CONSOLIDATION.

                  (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

         8.10     PRONOUNS.

                  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

         8.11     CONFIDENTIALITY.

                  (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

                  (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

                  (c) Each Member recognizes that in the event that this Section
8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

         8.12     CERTIFICATION OF NON-FOREIGN STATUS.

                  Each Member or transferee of an Interest from a Member shall certify, upon admission to the Company and at such other times thereafter as the Board of Managers may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

         8.13     SEVERABILITY.

                  If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

         8.14     FILING OF RETURNS.

                  The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

         8.15     TAX MATTERS PARTNER.

                  (a) A Manager who is a Member shall be designated on the Company's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of
Section 6231(a)(7) of the Code. In the event that no Manager is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

                  (b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Partner") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Partner. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

         8.16     SECTION 754 ELECTION.

                  In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, at the request of a Member, the Board of Managers, in its discretion, may cause the Company to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by Sections 734 and 743 of the Code.

         THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN
SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


MANAGERS:

/s/                                              /s/
----------------------------                     ------------------------------

/s/                                              /s/
----------------------------                     ------------------------------

/s/
----------------------------

ORGANIZATIONAL MEMBER:

/s/
----------------------------

MEMBERS:

Each person who shall sign a Member Signature Page and who shall be accepted by the Board of Managers to the Company as a Member.

SPECIAL ADVISORY MEMBER:

CIBC OPPENHEIMER ADVISERS, L.L.C.

By:    CIBC World Markets Corp.
         Managing Member

By: /s/
    ----------------------------
       Name:
       Title:


                                      -41-